UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2019 (May 16, 2019)

DISCOVER FINANCIAL SERVICES

(Exact name of registrant as specified in its charter)

Commission File Number: 001-33378

Delaware	36-2517428
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2500 Lake Cook Road, Riverwoods, Illinois 60015

(Address of principal executive offices, including zip code)

(224) 405-0900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	DFS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal year

Discover Financial Services (the “Company”) held its 2019 Annual Meeting of Shareholders (the “Annual Meeting”) on May 16, 2019.

At the Annual Meeting, as described below, the shareholders of the Company approved amendments to the Company’s Amended and Restated Certificate of Incorporation to (i) enable shareholders who have beneficial ownership of at least 25% of the Company’s outstanding shares of common stock to call a special meeting of shareholders, subject to the requirements and procedures set forth in the Amended and Restated Bylaws of the Company and (ii) eliminate supermajority voting requirements in the Company’s Amended and Restated Certificate of Incorporation. In connection with these amendments to the Company’s Amended and Restated Certificate of Incorporation, the Company amended and restated its Bylaws, as of May 16, 2019, to set forth certain limitations and procedures with respect to the right of stockholders to call a special meeting and eliminate supermajority voting requirements, a copy of which is included as Exhibit 3.3 to this filing and incorporated herein by reference. The Bylaws and Amended and Restated Certificate of Incorporation were also amended to make certain related administrative or conforming revisions.

On May 16, 2019, the Company filed with the Secretary of State of Delaware (i) a Certificate of Amendment to its Amended and Restated Certificate of Incorporation, a copy of which is included as Exhibit 3.1 to this filing and incorporated herein by reference and (ii) the Company’s Restated Certificate of Incorporation, a copy of which is included as Exhibit 3.2 to this filing and incorporated herein by reference.

The foregoing description is qualified in its entirety by reference to the full text of the Restated Certificate and Bylaws, which are attached hereto as Exhibit 3.2 and Exhibit 3.3, respectively.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the Company’s shareholders voted on six proposals, including the election of directors, and cast their votes as described below.

Proposal 1: Election of Directors. Shareholders elected each of the persons named below as a director for a term expiring at the Company’s next annual meeting of shareholders, or until his or her successor has been duly elected and qualified, as follows:

Nominees	Votes FOR	Votes AGAINST	Votes ABSTAIN	Broker Non-Votes
Jeffrey S. Aronin	257,192,584	6,900,608	229,943	30,909,560
Mary K. Bush	205,687,446	58,336,123	299,567	30,909,560
Gregory C. Case	256,153,456	7,932,038	237,641	30,909,560
Candace H. Duncan	262,409,770	1,726,843	186,522	30,909,560
Joseph F. Eazor	263,231,431	873,150	218,555	30,909,560
Cynthia A. Glassman	263,003,912	1,131,020	188,204	30,909,560
Roger C. Hochschild	261,541,779	2,565,702	215,654	30,909,560
Thomas G. Maheras	262,805,293	1,294,869	222,974	30,909,560
Michael H. Moskow	257,578,304	6,527,420	217,411	30,909,560
Mark A. Thierer	262,664,753	1,445,523	212,859	30,909,560
Lawrence A. Weinbach	253,554,581	10,552,338	216,216	30,909,560

Proposal 2: Advisory Vote to Approve Named Executive Officer Compensation. The Company’s shareholders cast their votes for this advisory proposal, as follows:

Votes FOR	Votes AGAINST	Votes ABSTAIN	Broker Non-Votes
241,547,067	22,250,536	525,532	30,909,560

Proposal 3: Ratification of Appointment of Deloitte & Touche LLP as Independent Registered Public Accounting Firm. The Company’s shareholders cast their votes for this proposal, as follows:

Votes FOR	Votes AGAINST	Votes ABSTAIN	Broker Non-Votes
288,993,825	5,912,880	325,990	0

Proposal 4: Amend the Company’s Amended and Restated Certificate of Incorporation to Eliminate Supermajority Voting Requirements. The Company’s shareholders cast their votes for this proposal, as follows:

Votes FOR	Votes AGAINST	Votes ABSTAIN	Broker Non-Votes
262,703,191	1,245,631	374,313	30,909,560

Proposal 5: Amend the Company’s Amended and Restated Certificate of Incorporation to Grant Shareholders the Right to Call Special Meetings. The Company’s shareholders cast their votes for this proposal, as follows:

Votes FOR	Votes AGAINST	Votes ABSTAIN	Broker Non-Votes
228,467,892	6,042,840	29,812,403	30,909,560

Proposal 6: Advisory Vote on Shareholder Proposal Relating to the Right to Call Special Meetings. The Company’s shareholders cast their votes for this advisory proposal, as follows:

Votes FOR	Votes AGAINST	Votes ABSTAIN	Broker Non-Votes
172,484,333	91,091,409	747,393	30,909,560

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Discover Financial Services

3.2	Restated Certificate of Incorporation of Discover Financial Services

3.3	Amended and Restated Bylaws of Discover Financial Services, as amended and restated on May 16, 2019.

[Remainder of Page Left Intentionally Blank]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DISCOVER FINANCIAL SERVICES

	By:	/s/ Jennifer K. Schott
Dated: May 21, 2019		Jennifer K. Schott
Vice President, Assistant General Counsel and Assistant Secretary